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                                                                    EXHIBIT 23.3

                        VORYS, SATER, SEYMOUR AND PEASE
                       221 East Fourth Street, Suite 2100
                                   Atrium II
                                 P.O. Box 0236
                           Cincinnati, OH  45201-0236
                                 (513) 723-4000
                              (513) 723-4056 (Fax)



                                     CONSENT


Board of Directors
Columbia Federal of Kentucky, Inc.
2497 Dixie Highway
Ft. Mitchell, Kentucky, 41017-3085

Ladies and Gentlemen:

     We hereby consent to the use of our firm's name in the Registration Statement on Form S-1 (the "Form S-1"), including all amendments thereto, filed by Columbia Financial of Kentucky, Inc. ("CFKY"), to register 2,671,450 common shares, without par value, of CFKY, pursuant to the Securities Act of 1933; to the statements with respect to our firm appearing under the heading "Legal Matters" in the Prospectus which is included in the Form S-1; to the reference to our firm name under the heading "Principal Effects of the Conversion" in the Prospectus which is included in the Form S-1; and to the filing of our opinion regarding the legality of the common shares, included as Exhibit 5 to the Form S-1, and our opinion regarding federal and state tax matters, included as
Exhibit 8.1 to the Form S-1.

                                        Very truly yours,



                                    /s/ VORYS, SATER, SEYMOUR AND PEASE

Cincinnati, Ohio
December 16, 1997